Exhibit 99.1

VMware Reports Fourth Quarter and Full Year 2008 Results

Company Achieves Annual Revenue Growth of 42% to $1.9 Billion with Solid Fourth Quarter;

Annual GAAP Operating Margin of 17%; Non-GAAP Operating Margin of 25%

PALO ALTO, Calif., January 26, 2009 — VMware, Inc. (NYSE: VMW), the global leader in virtualization solutions from the desktop to the datacenter, today announced financial results for the fourth quarter and full year 2008:

•	Revenues for the fourth quarter were $515 million, an increase of 25% from the fourth quarter of 2007.

•

GAAP operating income for the fourth quarter was $102 million, an increase of 34% from the fourth quarter of 2007. Non-GAAP operating income for the fourth quarter was $135 million, an increase of 25% from the fourth quarter of 2007.

•

GAAP net income for the fourth quarter was $111 million, or $0.29 per diluted share, compared to $78 million, or $0.19 per diluted share, for the fourth quarter of 2007. Non-GAAP net income for the quarter was $142 million, or $0.36 per diluted share, compared to $103 million, or $0.26 per diluted share, for the fourth quarter of 2007.

•	Revenues for the full year 2008 were $1.9 billion, an increase of 42% from 2007.

•	GAAP operating income for the full fiscal year 2008 was $313 million, an increase of 33% from 2007. Non-GAAP operating income for the year 2008 was $469 million, an increase of 39% from 2007.

•

GAAP net income for the full fiscal year 2008 was $290 million, or $0.73 per diluted share, compared to $218 million, or $0.61 per diluted share, for 2007. Non-GAAP net income for the year 2008 was $416 million, or $1.05 per diluted share, compared to $295 million, or $0.82 per diluted share, for 2007.

•	Cash was more than $1.8 billion and deferred revenue was $870 million as of December 31, 2008. Since the beginning of 2008, cash increased 50% and deferred revenue increased 57%.

U.S. revenues for 2008 grew 37% to $988 million from 2007. International revenues grew 48% to $893 million from 2007.

License revenues for 2008 grew 30% to $1.2 billion from 2007. Services revenues grew 67% to $703 million from 2007.

“VMware delivered a solid fourth quarter to cap off a successful 2008. We have been executing well in a difficult economy,” said Paul Maritz, president and chief executive officer of VMware. “Customers continue to make VMware a strategic priority because our solutions – used by more than 130,000 customers – help reduce capital and operational costs.”

“In 2008, we made strategic investments in our technology, partnerships and business operations that position us well for 2009 and beyond,” continued Maritz. “We are making solid progress on our three key initiatives to build on our virtualization leadership in the datacenter, the cloud and on the desktop. We are executing on our product roadmap, strengthening our ecosystem of partners, and bolstering our management team – both globally and operationally. VMware is well-prepared for the opportunities and challenges ahead.”

Fourth Quarter Highlights & Strategic Announcements

•

General availability of VMware View 3.0, a major advance in virtual desktop computing. With VMware View 3, IT organizations can “decouple” a desktop from specific physical devices or locations to create a personalized view of a user’s desktop, applications, and data – called “myView” – that is securely accessible from almost any device, at any time. By hosting these virtual desktop images in the datacenter using the industry-leading virtualization and management platform, VMware Infrastructure 3, VMware View 3 enables IT personnel to provision and manage thousands of virtual desktops simply, securely, and with substantially lower operating costs.

•

VMware vCloud Initiative – Major service providers worldwide, including Atos Origin, SunGard, and Terremark, are delivering enterprise cloud services that are built on the VMware platform, along with complementary management services from VMware vCenter Lab Manager and VMware vCenter Site Recovery Manager. Customers running on the VMware platform are tapping into these enterprise clouds to extend their VMware investments and gain the benefits of cloud computing for their existing applications and environments.

•

VMware expanded its strategic relationships with key partners in IT management to help enterprises optimize the operating efficiency of their virtualized datacenters. With BMC Software, we entered into a reseller agreement and commenced joint development of an integrated management solution including VMware vCenter Lifecycle Manager and BMC’s Remedy IT Service Management (ITSM) products. With CA, we signed an agreement to make CA Data Center Automation Manager interoperable with VMware vCenter Stage Manager. We also announced plans to work with HP to integrate HP’s Business Technology Optimization (BTO) software with VMware vCenter Lab Manager to bring enhanced self-service capabilities to virtual datacenter operating system (VDC-OS) environments.

•

VMware Mobile Virtualization Platform (MVP) – building on innovative technology acquired from Trango Virtual Processors in October 2008, VMware MVP will help handset vendors reduce development time and get mobile phones with value-added services to market faster. In addition, end users will benefit by being able to run multiple profiles – for example, one for personal use and one for work use – on the same phone.

Financial Outlook

The following forward-looking statements are based on current expectations and are subject to uncertainties and risks discussed below and in documents filed by VMware with the United States Securities and Exchange Commission. Actual results may differ materially.

Current uncertainty in global economic conditions makes it particularly difficult to predict product demand and other related matters and makes it more likely that VMware’s actual results could differ materially from expectations. Because of this uncertainty, VMware is not providing revenue guidance for the full year 2009.

•	For the first quarter of 2009, VMware is planning for total revenues of approximately $475 million.

•

For 2009, the targeted GAAP tax rate is expected to be between 16 and 18 percent. This guidance includes stock-based compensation, amortization of intangibles, and FAS86 capitalization, representing 4-5 percentage points. This tax rate guidance does not reflect the impact of potential acquisitions.

VMware plans to host a conference call today to review its fourth quarter and full year 2008 results and to discuss its financial outlook. The call is scheduled to begin at 2:00 p.m. PT/ 5:00 p.m. ET and can be accessed via the Web at http://ir.vmware.com. The Internet will be available live, and a replay will be available following completion of the live broadcast for approximately 30 days.

About VMware

VMware (NYSE: VMW) is the global leader in virtualization solutions from the desktop to the datacenter. Customers of all sizes rely on VMware to reduce capital and operating expenses, ensure business continuity, strengthen security and go green. With 2008 revenues of $1.9 billion, more than 130,000 customers and more than 22,000 partners, VMware is one of the fastest growing public software companies. Headquartered in Palo Alto, California, VMware is majority-owned by EMC Corporation (NYSE: EMC). For more information, visit www.vmware.com.

# # #

VMware is a registered trademark or trademark of VMware, Inc. in the United States and/or other jurisdictions. All other marks and names mentioned herein may be trademarks of their respective companies.

Use of Non-GAAP Financial Measures

VMware has provided a reconciliation of each non-GAAP financial measure used in this earnings release to the most directly comparable GAAP financial measure. These non-GAAP financial measures, which are used as measures of VMware’s performance, should be considered in addition to, not as a substitute for or in isolation from, measures of VMware’s financial performance prepared in accordance with GAAP. These measures differ from GAAP in that they exclude stock-based compensation, amortization of intangible assets, the write-off of in-process research and development, employer payroll tax on employee stock transactions, and the net effect of the amortization and capitalization of software under Statement of Financial Accounting Standards No. 86 (“FAS86”), VMware’s bases for these adjustments are described below.

VMware’s management uses the non-GAAP financial measures referenced in this release and shown in the accompanying schedules to gain an understanding of VMware’s comparative operating results (when comparing such results with previous periods or forecasts) and its future prospects and excludes the above-listed items (stock-based compensation, amortization of intangible assets, write-off of in-process research and development, employer payroll tax on employee stock transactions, and the net effect of the amortization and capitalization of software under FAS86) from its internal operating plans and measurement of financial performance, including budgeting, calculating bonus payments, and forecasting future periods. These non-GAAP financial measures are used by VMware’s management in their financial and operating decision-making because management believes they reflect VMware’s ongoing business in a manner that allows meaningful period-to-period comparisons. As the non-GAAP financial measures exclude expenses that VMware believes are not reflective of ongoing operating results, management believes the non-GAAP financial measures enable management to better analyze trends in its business. When evaluating the performance of our individual functional groups, VMware does not consider the above-listed items that it excludes from its non-GAAP financial measures. Likewise, VMware excludes such items from its short and long-term operating plans. VMware’s management also believes that these non-GAAP financial measures provide useful information to investors and others (a) in understanding and evaluating VMware’s current operating results and future prospects in the same manner as management does, if they so choose, and (b) an additional basis for comparing in a consistent manner VMware’s current financial results with VMware’s past financial results.

In addition to the foregoing, management believes that these non-GAAP measures are useful to investors and others in assessing VMware’s operating performance due to the following factors:

•

Although stock-based compensation is an important aspect of the compensation of VMware’s employees and executives, determining the fair value of the stock-based instruments involves a high degree of judgment and estimation and the expense recorded may bear little resemblance to the actual value realized upon the future exercise or termination of the related stock-based awards. Furthermore, unlike cash compensation, the value of stock-based compensation is determined using a complex formula that incorporates factors, such as market volatility, that are beyond our control. VMware does not believe these non-cash expenses are reflective of ongoing operating results.

•

The amount of employer payroll taxes on stock-based compensation is dependent on VMware’s stock price and the timing and size of exercise by employees of their stock options and of vesting in restricted stock, over which management has limited to no control, and as such does not correlate to VMware’s operation of the business.

•

VMware’s amortization of intangible assets includes the effects of EMC’s acquisition of VMware in January 2004. Also, VMware does not acquire businesses on a predictable cycle. VMware therefore believes that the presentation of non-GAAP measures that adjust for the amortization of intangible assets and the write-off of in-process research and development, provide investors and others with a consistent basis for comparison across accounting periods and, therefore, are useful to investors and others in helping them to better understand VMware’s operating results and underlying operational trends.

•

The amortization and capitalization of software under FAS86 can vary significantly depending upon the timing of products reaching technological feasibility. VMware believes that by removing the variance in operating results caused by the net effect of applying FAS86, the non-GAAP presentation provides investors and others with a basis similar to that used by management for comparing the level of ongoing research and development expenses and related operational trends across accounting periods.

VMware’s non-GAAP financial measures may be defined differently than similar terms used by other companies and, accordingly, may not be comparable to similarly-titled non-GAAP financial measures used by other companies. There are significant limitations associated with the use of non-GAAP financial measures. Specifically, the non-GAAP financial measures that exclude stock-based compensation, intangible amortization, in-process research and development, and the net effect of the amortization and capitalization of software under FAS86, do not include all items of income and expense that affect VMware’s operations. More specifically, in the case of stock-based compensation, if VMware did not pay out a portion of its compensation in the form of stock-based compensation and related employer payroll taxes, the cash salary expense included in costs of revenues and operating expenses would be higher. Payment of employer payroll taxes on stock-based compensation is also a cash expense for VMware and impacts the Company’s cash position. In the case of intangible amortization, while not directly affecting VMware’s cash position, it represents the loss of value of intangible assets over time. As a result, non-GAAP net income and non-GAAP net income per share, which exclude this expense, do not reflect the full economic loss in value of those intangible assets. Management compensates for these limitations by reconciling the non-GAAP financial measures to VMware’s financial results as determined in accordance with GAAP, which reconciliations are set forth in the accompanying schedules to this release, in the current report on Form 8-K furnished to the SEC on the date hereof and on http://ir.vmware.com.

Forward-Looking Statements

Statements made in this press release which are not statements of historical fact are forward-looking statements and are subject to the safe harbor provisions created by the Private Securities Litigation Reform Act of 1995. Such forward-looking statements relate, but are not limited, to our financial outlook for the first quarter and for all of 2009, continuing customer adoption and deployment of our products and architecture in the current economic environment, levels of demand for our products including priorities in customer spending, future prospects for our new strategic initiatives, and our strategic investments, the ability of our strategic relationships to develop and deliver solutions that meet customer needs, ongoing development, expectations for the release and delivery of our software products and our ability to meet future economic, business and competitive challenges. Actual results could differ materially from those projected in the forward-looking statements as a result of certain risk factors, including but not limited to: (i) adverse changes in general economic or market conditions; (ii) delays or reductions in consumer or information technology spending; (iii) competitive factors, including but not limited to pricing pressures, industry consolidation, entry of new competitors into the virtualization market, and new product and marketing initiatives by our competitors; (iv) factors that affect timing of license revenue recognition such as product announcements and beta programs; (v) our customers’ ability to develop, and to transition to, new products, (vi) the uncertainty of customer acceptance of emerging technology; (viii) rapid technological and market changes in virtualization software; (ix) changes to product development timelines; (x) VMware’s relationship with EMC Corporation, and EMC’s ability to control matters requiring stockholder approval, including the election of VMware’s board members; (xi) our ability to protect our proprietary technology; (xii) our ability to attract and retain highly qualified employees; and (xiii) fluctuating currency exchange rates.

Current uncertainty in global economic conditions pose a risk to the overall economy as consumers and businesses may defer purchases in response to tighter credit and negative financial news, which could negatively affect product demand and other related matters. Consequently, customer spending on VMware products could be different from VMware’s expectations due to factors including changes in business and economic conditions, including conditions in the credit market that could affect consumer confidence; customer acceptance of VMware’s and competitors’ products; changes in customer order and payment patterns; changes in the willingness of customers to enter into longer term licensing and support arrangements, the ability of third party service providers to fulfill their obligations to us and the ability of our channel partners to pursue joint development and marketing initiatives with us.

These forward looking statements are based on current expectations and are subject to uncertainties and changes in condition, significance, value and effect as well as other risks detailed in documents filed with the Securities and Exchange Commission, including the report on Form 10-Q for the quarter ended September 30, 2008, which could cause actual results to vary from expectations. VMware disclaims any obligation to update any such forward-looking statements after the date of this release.

Contacts:

Michael Haase

VMware Investor Relations

mhaase@vmware.com

650-427-2875

Gloria Lee

VMware Investor Relations

glee@vmware.com

650-427-3267

Mary Ann Gallo

VMware Public Relations

magallo@vmware.com

650-427-3271

VMware, Inc.

CONSOLIDATED BALANCE SHEETS

(in thousands, except per share amounts)

(unaudited)

	December 31,
	2008	2007
ASSETS
Current assets:
Cash and cash equivalents	$1,840,812	$1,231,168
Accounts receivable, less allowance for doubtful accounts of $1,690 and $1,603	338,014	283,824
Deferred tax asset, current portion	44,573	54,386
Income taxes receivable from EMC	111,050	—
Other current assets	55,639	33,956

Total current assets	2,390,088	1,603,334
Property and equipment, net	418,212	276,983
Other assets, net	134,553	71,695
Deferred tax asset, net of current portion	68,280	72,249
Intangible assets, net	56,984	32,073
Goodwill	771,088	639,366

Total assets	$3,839,205	$2,695,700

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$88,647	$61,503
Accrued expenses	197,580	171,770
Due to EMC, net	33,407	2,759
Income taxes payable	15,761	68,823
Deferred revenue, current portion	544,355	363,317

Total current liabilities	879,750	668,172
Note payable to EMC	450,000	450,000
Deferred revenue, net of current portion	325,634	189,479
Deferred tax liability	47,825	27,327
Other liabilities	65,929	20,105

Total liabilities	1,769,138	1,355,083
Commitments and contingencies
Stockholders’ equity:
Class A common stock, par value $.01; authorized 2,500,000 shares; issued and outstanding 90,448 and 82,924 shares	904	829
Class B convertible common stock, par value $.01; authorized 1,000,000 shares; issued and outstanding 300,000 shares	3,000	3,000
Additional paid-in capital	1,836,513	1,352,788
Retained earnings (accumulated deficit)	229,650	(16,000)

Total stockholders’ equity	2,070,067	1,340,617

Total liabilities and stockholders’ equity	$3,839,205	$2,695,700

VMware, Inc.

CONSOLIDATED INCOME STATEMENTS

(in thousands, except per share amounts)

(unaudited)

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2008	2007	2008	2007
Revenues:
License	$314,843	$284,282	$1,178,142	$905,368
Services	199,760	128,193	702,885	420,443

	514,603	412,475	1,881,027	1,325,811
Operating expenses:
Cost of license revenues	22,123	20,330	88,156	80,876
Cost of services revenues	49,827	46,852	215,949	137,798
Research and development	110,506	91,562	429,204	285,941
Sales and marketing	178,605	138,763	654,083	450,195
General and administrative	51,428	38,494	181,110	135,660

Operating income	102,114	76,474	312,525	235,341
Investment income	6,333	11,224	28,301	22,942
Interest expense with EMC, net	(5,095)	(4,496)	(18,316)	(17,757)
Other income (expense), net	(2,728)	58	(3,225)	(48)

Income before income taxes	100,624	83,260	319,285	240,478
Income tax provision (benefit)	(10,830)	5,105	29,152	22,341

Net income	$111,454	$78,155	$290,133	$218,137

Net income per weighted-average share, basic for Class A and Class B	$0.29	$0.21	$0.75	$0.62
Net income per weighted-average share, diluted for Class A and Class B	$0.29	$0.19	$0.73	$0.61
Weighted-average shares, basic for Class A and Class B	388,620	379,953	385,068	350,493
Weighted-average shares, diluted for Class A and Class B	389,733	402,604	397,185	359,189

VMware, Inc.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2008	2007	2008	2007
Cash flows from operating activities:
Net income	$111,454	$78,155	$290,133	$218,137
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	41,091	31,565	158,628	104,027
Stock-based compensation, excluding amounts capitalized	46,966	33,052	166,516	92,406
Excess tax benefits from stock-based compensation	(505)	—	(85,776)	—
Other adjustments	6,363	227	8,663	(167)
Changes in assets and liabilities, net of acquisitions:
Accounts receivable	(49,044)	(119,941)	(52,527)	(88,969)
Other assets	(6,260)	1,689	(21,910)	(977)
Due to/from EMC, net	(2,842)	79,440	40,348	5,004
Accounts payable	7,963	(5,388)	7,713	15,571
Accrued expenses	43,494	50,819	18,229	61,620
Income taxes receivable from EMC	(13,986)	—	(111,050)	—
Income taxes payable	(1,446)	(78,209)	26,623	(17,812)
Deferred income taxes, net	1,065	(33,412)	38,908	(78,486)
Deferred revenue	88,499	125,577	315,633	242,082

Net cash provided by operating activities	272,812	163,574	800,131	552,436

Cash flows from investing activities:
Additions to property and equipment	(58,011)	(45,101)	(191,596)	(136,395)
Purchase of headquarters facilities from EMC	—	—	—	(132,564)
Capitalized software development costs	(37,005)	(14,877)	(90,900)	(47,735)
Purchase of long-term investment	—	—	(1,750)	—
Business acquisitions, net of cash acquired	(47,917)	(7,017)	(138,569)	(82,535)
Decrease (increase) in restricted cash	32	673	928	(4,466)

Net cash used in investing activities	(142,901)	(66,322)	(421,887)	(403,695)

Cash flows from financing activities:
Proceeds from issuance of common stock	22,690	—	190,107	1,256,293
Excess tax benefits from stock-based compensation	505	—	85,776	—
Shares repurchased for tax withholdings on vesting of restricted stock	(3,666)	—	(44,483)	—
Repayment of note payable to EMC	—	—	—	(350,000)

Net cash provided by financing activities	19,529	—	231,400	906,293

Net increase in cash and cash equivalents	149,440	97,252	609,644	1,055,034
Cash and cash equivalents at beginning of the period	1,691,372	1,133,916	1,231,168	176,134

Cash and cash equivalents at end of the period	$1,840,812	$1,231,168	$1,840,812	$1,231,168

VMware, Inc.

RECONCILIATION OF GAAP TO NON-GAAP DATA

For the Three Months Ended December 31, 2008

(in thousands, except per share amounts)

(unaudited)

	GAAP	Stock-Based Compensation	Employer Payroll Tax on Employee Stock Transactions	IPR&D and Intangible Amortization	Capitalized Software Development Costs (1)	Stock-based Compensation Included in Capitalized Software Development Costs	Non-GAAP, as adjusted
Operating expenses:
Cost of license revenues	$22,123	(317)	—	(3,145)	(11,456)	—	$7,205
Cost of services revenues	$49,827	(2,769)	(4)	—	—	—	$47,054
Research and development	$110,506	(22,085)	(79)	(6,576)	48,008	(11,003)	$118,771
Sales and marketing	$178,605	(13,624)	(23)	(897)	—	—	$164,061
General and administrative	$51,428	(8,171)	(7)	(657)	—	—	$42,593
Operating income	$102,114	46,966	113	11,275	(36,552)	11,003	$134,919
Income before income taxes	$100,624	46,966	113	11,275	(36,552)	11,003	$133,429
Income tax provision (benefit)	$(10,830)	5,918	39	3,911	(9,171)	1,834	$(8,299)
Quarterly tax rate	-10.8%						-6.2%
Net income	$111,454	41,048	74	7,364	(27,381)	9,169	$141,728
Net income per weighted average share, basic for Class A and Class B	$0.29	$0.11	$0.00	$0.02	$(0.07)	$0.02	$0.36
Net income per weighted average share, diluted for Class A and Class B	$0.29	$0.11	$0.00	$0.02	$(0.07)	$0.02	$0.36
Weighted average shares, basic for Class A and Class B	388,620	388,620	388,620	388,620	388,620	388,620	388,620
Weighted average shares, diluted for Class A and Class B	389,733	389,733	389,733	389,733	389,733	389,733	389,733

(1)	For the fourth quarter of 2008, VMware capitalized $48.0 million (including $11.0 million of stock-based compensation) of costs incurred for the development of software products. Amortization expense from capitalized amounts was $11.5 million for the fourth quarter of 2008.

VMware, Inc.

RECONCILIATION OF GAAP TO NON-GAAP DATA

For the Three Months Ended December 31, 2007

(in thousands, except per share amounts)

(unaudited)

	GAAP	Stock-Based Compensation	Intangible Amortization & Other	Capitalized Software Development Costs (1)	Stock-based Compensation Included in Capitalized Software Development Costs	Non-GAAP, as adjusted
Operating expenses:
Cost of license revenues	$20,330	(236)	(5,027)	(10,478)	—	$4,589
Cost of services revenues	$46,852	(2,462)	144	—	—	$44,534
Research and development	$91,562	(15,257)	1,996	17,246	(2,369)	$93,178
Sales and marketing	$138,763	(9,510)	137	—	—	$129,390
General and administrative	$38,494	(5,587)	—	—	—	$32,907
Operating income	$76,474	33,052	2,750	(6,768)	2,369	$107,877
Income before income taxes	$83,260	33,052	2,750	(6,768)	2,369	$114,663
Income tax provision	$5,105	6,484	1,015	(1,267)	479	$11,816
Quarterly tax rate	6.1%					10.3%
Net income	$78,155	26,568	1,735	(5,501)	1,890	$102,847
Net income per weighted average share, basic for Class A and Class B	$0.21	$0.07	$0.00	$(0.01)	$0.00	$0.27
Net income per weighted average share, diluted for Class A and Class B	$0.19	$0.07	$0.00	$(0.01)	$0.00	$0.26
Weighted average shares, basic for Class A and Class B	379,953	379,953	379,953	379,953	379,953	379,953
Weighted average shares, diluted for Class A and Class B	402,604	402,604	402,604	402,604	402,604	402,604

(1)	For the fourth quarter of 2007, VMware capitalized $17.2 million (including $2.4 million of stock-based compensation), of costs incurred for the development of software products. Amortization expense from capitalized amounts was $10.5 million for the fourth quarter of 2007.

VMware, Inc.

RECONCILIATION OF GAAP TO NON-GAAP DATA

For the Year Ended December 31, 2008

(in thousands, except per share amounts)

(unaudited)

	GAAP	Stock-Based Compensation	Employer Payroll Tax on Employee Stock Transactions	IPR&D and Intangible Amortization	Capitalized Software Development Costs (1)	Stock-based Compensation Included in Capitalized Software Development Costs	Non-GAAP, as adjusted
Operating expenses:
Cost of license revenues	$88,156	(1,120)	(28)	(11,278)	(51,641)	—	$24,089
Cost of services revenues	$215,949	(13,485)	(224)	—	—	—	$202,240
Research and development	$429,204	(77,992)	(2,814)	(6,576)	113,649	(22,749)	$432,722
Sales and marketing	$654,083	(49,762)	(1,257)	(3,586)	—	—	$599,478
General and administrative	$181,110	(24,157)	(519)	(2,599)	—	—	$153,835
Operating income	$312,525	166,516	4,842	24,039	(62,008)	22,749	$468,663
Income before income taxes	$319,285	166,516	4,842	24,039	(62,008)	22,749	$475,423
Income tax provision	$29,152	33,020	1,284	8,516	(16,668)	4,512	$59,816
Annual tax rate	9.1%						12.6%
Net income	$290,133	133,496	3,558	15,523	(45,340)	18,237	$415,607
Net income per weighted average share, basic for Class A and Class B	$0.75	$0.35	$0.01	$0.04	$(0.12)	$0.05	$1.08
Net income per weighted average share, diluted for Class A and Class B	$0.73	$0.34	$0.01	$0.04	$(0.11)	$0.05	$1.05
Weighted average shares, basic for Class A and Class B	385,068	385,068	385,068	385,068	385,068	385,068	385,068
Weighted average shares, diluted for Class A and Class B	397,185	397,185	397,185	397,185	397,185	397,185	397,185

(1)	For the year ended December 31, 2008, VMware capitalized $113.6 million (including $22.7 million of stock-based compensation) of costs incurred for the development of software products. Amortization expense from capitalized amounts was $51.6 million for the year ended December 31, 2008.

VMware, Inc.

RECONCILIATION OF GAAP TO NON-GAAP DATA

For the Year Ended December 31, 2007

(in thousands, except per share amounts)

(unaudited)

	GAAP	Stock-Based Compensation	Intangible Amortization & Other	Capitalized Software Development Costs (1)	Stock-based Compensation Included in Capitalized Software Development Costs	Non-GAAP, as adjusted
Operating expenses:
Cost of license revenues	$80,876	(558)	(20,810)	(36,407)	—	$23,101
Cost of services revenues	$137,798	(6,070)	144	—	—	$131,872
Research and development	$285,941	(42,934)	1,996	56,840	(9,105)	$292,738
Sales and marketing	$450,195	(26,288)	(1,787)	—	—	$422,120
General and administrative	$135,660	(16,556)	(1,476)	—	—	$117,628
Operating income	$235,341	92,406	21,933	(20,433)	9,105	$338,352
Income before income taxes	$240,478	92,406	21,933	(20,433)	9,105	$343,489
Income tax provision	$22,341	21,227	8,113	(5,256)	2,091	$48,516
Annual tax rate	9.3%					14.1%
Net income	$218,137	71,179	13,820	(15,177)	7,014	$294,973
Net income per weighted average share, basic for Class A and Class B	$0.62	$0.20	$0.04	$(0.04)	$0.02	$0.84
Net income per weighted average share, diluted for Class A and Class B	$0.61	$0.20	$0.04	$(0.04)	$0.02	$0.82
Weighted average shares, basic for Class A and Class B	350,493	350,493	350,493	350,493	350,493	350,493
Weighted average shares, diluted for Class A and Class B	359,189	359,189	359,189	359,189	359,189	359,189

(1)	For the year ended December 31, 2007, VMware capitalized $56.8 million (including $9.1 million of stock-based compensation) of costs incurred for the development of software products. Amortization expense from capitalized amounts was $36.4 million for the year ended December 31, 2007.

VMware, Inc.

REVENUE BY TYPE

(in thousands)

(unaudited)

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2008	2007	2008	2007
Revenues:
License	$314,843	$284,282	$1,178,142	$905,368
Services:
Software maintenance	160,491	102,076	555,906	329,992
Professional services	39,269	26,117	146,979	90,451

Total services	199,760	128,193	702,885	420,443

	$514,603	$412,475	$1,881,027	$1,325,811

Percentage of revenues:
License	61.2%	68.9%	62.6%	68.3%
Services:
Software maintenance	31.2%	24.7%	29.6%	24.9%
Professional services	7.6%	6.3%	7.8%	6.8%

Total services	38.8%	31.1%	37.4%	31.7%

	100.0%	100.0%	100.0%	100.0%